Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Merge Healthcare Incorporated (Merge, we, us or our) and AMICAS, Inc. (AMICAS) after giving effect to our acquisition of all of the issued and outstanding shares of AMICAS.

On April 28, 2010, we completed the acquisition of AMICAS through a tender offer for the outstanding shares of common stock of AMICAS at $6.05 per share in cash.  Following the tender offer, we purchased the remaining shares pursuant to a merger of a subsidiary of Merge with and into AMICAS.  Total transaction consideration was approximately $223.9 million for the 37,009,990 outstanding shares.  In addition, shortly before the completion of the acquisition, AMICAS paid cash to holders of vested, in-the-money stock options for the difference between $6.05 per share and the exercise price of such options.  Further, the holders of shares of restricted stock were paid $6.05 per share in cash.  The total consideration paid to option and restricted stock holders was approximately $22.9 million.

We financed the transaction with $200 million of senior secured notes (Notes), cash already available at the two companies and proceeds of $41.8 million from the issuance of preferred and common stock.  The Notes were issued at 97.266% of the principal amount, are due in 2015, bear interest at 11.75% of principal (payable on May 1st and November 1st of each year) and were offered in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.   The stock issuance included 41,750 shares of preferred stock and 7,515,000 shares of common stock.

The following unaudited pro forma condensed consolidated financial statements present (i) the historical balance sheets of Merge and AMICAS as of December 31, 2009, giving pro forma effect as if the acquisition had occurred on December 31, 2009, and (ii) the historical statements of operations of Merge (pro forma for the acquisitions of etrials and Confirma as if such acquisitions had occurred on January 1, 2009) and AMICAS (pro forma for the acquisition of Emageon as if the acquisition had occurred on January 1, 2009) for the year ended December 31, 2009, giving pro forma effect as if the acquisition had occurred on January 1, 2009.

 The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact.  The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The acquisition of AMICAS was accounted for in accordance with ASC Topic No. 805, Business Combinations.  The total purchase price was allocated to the net tangible and intangible assets acquired and liabilities assumed using estimates made by us based on the work performed by independent valuation specialists, primarily through the use of discounted cash flow techniques.  The allocation of the purchase price used in this unaudited pro forma condensed consolidated financial statement is preliminary and we expect to make adjustments, some of which could be material, until such time that we complete the final purchase price allocation.

On July 20, 2009, Merge completed the acquisition of etrials for total transaction consideration of $25.1 million.  Under terms of the agreement, Merge acquired all outstanding shares of etrials common stock for consideration per share of $0.80 in cash, without interest, and 0.3448 shares of Merge common stock.  On September 1, 2009, Merge completed the acquisition of Confirma for total transaction consideration of $16.3 million.  Under terms of the agreement, Merge acquired all outstanding shares of Confirma for 5,422,104 shares of Merge common stock.  These acquisitions were each accounted for as a business combination using the acquisition method with Merge identified as the acquirer.  The amounts allocated to purchased and developed software, customer relationships, trade names and in-process  research and development (IPR&D) associated with these two acquisitions are estimated by us based on the work performed by independent valuation specialists, primarily through the use of discounted cash flow techniques.  The asset lives are determined based on projected future economic benefits and expected life cycles of the acquired intangible assets.  Amortization on the value assigned to IPR&D commenced upon completion of the associated research and development efforts.  The amounts assigned to goodwill related to these two acquisitions were not deductible for federal income tax purposes.  In addition, there was no deferred tax liability arising from the acquisition of the identifiable intangible assets associated with these two acquisitions.  On April 2, 2009, AMICAS completed the acquisition of Emageon for total transaction consideration of $39.0 million in cash.  The pro forma results of operations and financial position include adjustments to eliminate the effects of intangible assets and associated amortization recorded as a result of this transaction.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Merge that would have been recorded had the acquisitions of etrials and Confirma been completed as of the dates presented, or the consolidated results of operations or financial position of AMICAS that would have been recorded had the acquisition of Emageon been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the Combined Company.

The unaudited pro forma condensed consolidated statements of operations do not reflect the impact of any potential operational efficiencies, cost savings or economies of scale that Merge may achieve with respect to the combined operations, and do not include costs directly attributable to the transactions that were not incurred as of December 31, 2009. We have already incurred and anticipate incurring significant costs related to the acquisition, debt offering and preferred stock issuance. Based upon information available at the date of preparation of these pro forma financial statements, we anticipate total costs of the acquisition to be incurred by both parties, including a break-up fee owed to a former potential acquirer of AMICAS, will approximate $16.5 million. The pro forma statements of operations include adjustments to eliminate $0.6 million of non-recurring acquisition-related expenses incurred through December 31, 2009.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Merge, AMICAS, etrials, Confirma and Emageon, and the accompanying notes thereto, included in this offering memorandum.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the following:

•	Merge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
•	AMICAS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2009
(In thousands of US Dollars)

	Historical Merge Healthcare	Historical AMICAS	Pro Forma Adjustments		Pro Forma Combined
ASSETS		(1)	(Note 3)
Current assets:
Cash and cash equivalents	$19,621	$8,785	$(16,167	)(3)	$12,239
Marketable securities	-	38,888	(24,000	)(4)	14,888
Accounts receivable, net	17,219	19,049	-		36,268
Inventory	280	1,960	-		2,240
Prepaid expenses	1,896	4,475	(104	)(5)	6,267
Deferred income taxes	142	362	-		504
Other current assets	3,590	3,470	-		7,060
Total current assets	42,748	76,989	(40,271)		79,466
Land	-	800	-		800
Property and equipment, net	3,877	7,318	-		11,195
Purchased and developed software, net	12,621	7,985	11,215	(6)	31,821
Other intangible assets, net	6,715	5,708	39,992	(7)	52,415
Goodwill	28,749	1,213	123,475	(8)	153,437
Deferred income taxes	4,689	-	-		4,689
Investments	523	-	-		523
Other assets	327	2,246	8,572	(9)	11,145
Total assets	$100,249	$102,259	$142,983		$345,491

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,444	$8,862	$-		$13,306
Accrued wages	1,950	3,242	-		5,192
Restructuring accrual	879	647	-		1,526
Current portion of capital lease obligations	130	10	-		140
Other accrued liabilities	1,535	-	-		1,535
Deferred revenue	15,579	32,289	(16,114	)(10)	31,754
Total current liabilities	24,517	45,050	(16,114)		53,453
Capital lease obligations - long term	75	413	-		488
Deferred income taxes	68	-	-		68
Deferred revenue	1,193	1,341	(669	)(10)	1,865
Income taxes payable	5,461	-	-		5,461
Debt	-	-	194,532	(11)	194,532
Other	798	-	-		798
Total liabilities	32,112	46,804	177,749		256,665
Shareholders' equity:
Preferred stock	-	-	41,750	(12)	41,750
Common stock	748	52	23	(13)	823
Common stock subscribed	32	-	-		32
Additional paid-in capital	524,114	235,340	(236,213	)(14)	523,241
Treasury stock	-	(47,353)	47,353	(15)	-
Accumulated deficit	(458,356)	(132,559)	112,296	(16)	(478,619)
Accumulated other comprehensive income	1,599	(25)	25	(17)	1,599
Total shareholders' equity	68,137	55,455	(34,766)		88,826
Total liabilities and shareholders' equity	$100,249	$102,259	$142,983		$345,491

MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Merge Pro Forma	AMICAS Pro Forma	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)
Net sales:
Software and other	$37,497	$28,891	$(469	)(18)	$65,919
Services and maintenance	46,454	77,277	(171	)(18)	123,560
Total net sales	83,951	106,168	(640)		189,479
Cost of sales:
Software and other	4,939	15,477	(275	)(18)	20,141
Services and maintenance	18,034	36,631	(144	)(18)	54,521
Depreciation, amortization and impairment	4,333	3,257	1,119	(19)	8,709
Total cost of sales	27,306	55,365	700		83,371
Gross margin	56,645	50,803	(1,340)		106,108
Operating costs and expenses:
Sales and marketing	13,310	16,185	-		29,495
Product research and development	12,576	18,079	-		30,655
General and administrative	20,459	14,533	-		34,992
Acquistion-related expenses	117	628	(628	)(20)	117
Restructuring and other expenses	1,613	3,824	-		5,437
Depreciation, amortization and impairment	3,626	3,739	3,275	(21)	10,640
Total operating costs and expenses	51,701	56,988	2,647		111,336
Operating income (loss)	4,944	(6,185)	(3,987)		(5,228)
Other income (expense):
Interest expense	(2,779)	(37)	(26,308	)(22)	(29,124)
Interest income	116	501	(263	)(23)	354
Other, net	(6,225)	(32)	-		(6,257)
Total other income (expense)	(8,888)	432	(26,571)		(35,027)
Income (loss) before income taxes	(3,944)	(5,753)	(30,558)		(40,255)
Income tax expense (benefit)	(135)	(1,519)	-		(1,654)
Net income (loss)	(3,809)	(4,234)	(30,558)		(38,601)
Preferred stock dividends	-	-	6,263	(24)	6,263
Net income (loss) available to common stockholders	$(3,809)	$(4,234)	$(36,821)		$(44,864)
Net income (loss) per share - basic	(0.06)				(0.60)
Weighted average number of common shares outstanding - basic	66,706,119		7,515,000	(25)	74,221,119

Net income (loss) per share - diluted	$(0.06)				$(0.60)
Weighted average number of common shares outstanding - diluted	66,706,119		7,515,000	(25)	74,221,119

MERGE HEALTHCARE INCORPORATED PRIOR TO TRANSACTION WITH AMICAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Historical Merge Healthcare	Historical etrials - 1/1/09 to 7/19/09	Historical Confirma - 1/1/09 to 8/31/09	Pro Forma Adjustments		Merge Pro Forma Combined
		(2)	(2)	(Note 3)
Net sales:
Software and other	$33,037	$-	$4,460	$-		$37,497
Services and maintenance	33,804	7,298	5,352	-		46,454
Total net sales	66,841	7,298	9,812	-		83,951
Cost of sales:
Software and other	3,730	-	1,209	-		4,939
Services and maintenance	12,324	4,807	903	-		18,034
Depreciation, amortization and impairment	3,323	142	-	868	(26)	4,333
Total cost of sales	19,377	4,949	2,112	868		27,306
Gross margin	47,464	2,349	7,700	(868)		56,645
Operating costs and expenses:
Sales and marketing	9,203	1,184	2,923	-		13,310
Product research and development	10,689	789	1,098	-		12,576
General and administrative	13,005	3,786	3,668	-		20,459
Acquistion-related expenses	1,225	1,666	-	(2,774	)(27)	117
Restructuring and other expenses	1,613	-	-	-		1,613
Depreciation, amortization and impairment	2,766	224	313	323	(28)	3,626
Total operating costs and expenses	38,501	7,649	8,002	(2,451)		51,701
Operating income (loss)	8,963	(5,300)	(302)	1,583		4,944
Other income (expense):
Interest expense	(2,716)	(41)	(147)	125	(29)	(2,779)
Interest income	50	40	26	-		116
Other, net	(6,147)	(69)	(9)	-		(6,225)
Total other income (expense)	(8,813)	(70)	(130)	125		(8,888)
Income (loss) before income taxes	150	(5,370)	(432)	1,708		(3,944)
Income tax expense (benefit)	(135)	-	-	-		(135)
Net income (loss)	$285	$(5,370)	$(432)	$1,708		$(3,809)
Net income (loss) per share - basic	$0.00					$(0.06)
Weighted average number of common shares outstanding - basic	60,910,268			5,795,851	(30)	66,706,119

Net income (loss) per share - diluted	$0.00					$(0.06)
Weighted average number of common shares outstanding - diluted	62,737,821			3,968,298	(30)	66,706,119

AMICAS, INC. PRIOR TO TRANSACTION WITH MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Historical AMICAS	Historical Emageon - 1/1/09 to 3/31/09	Pro Forma Adjustments		AMICAS Pro Forma Combined
	(1)	(1)	(Note 3)
Net sales:
Software and other	$17,120	$11,771	$-		$28,891
Services and maintenance	72,022	5,255	-		77,277
Total net sales	89,142	17,026	-		106,168
Cost of sales:
Software and other	11,467	4,010	-		15,477
Services and maintenance	31,469	5,162	-		36,631
Amortization and impairment	3,157	15	85	(31)	3,257
Total cost of sales	46,093	9,187	85		55,365
Gross margin	43,049	7,839	(85)		50,803
Operating costs and expenses:
Sales and marketing	13,694	2,491	-		16,185
Product research and development	14,562	3,517	-		18,079
General and administrative	11,362	3,171	-		14,533
Acquistion-related expenses	3,028	6,869	(9,269	)(32)	628
Restructuring and other expenses	3,824	-	-		3,824
Depreciation, amortization and impairment	2,859	1,188	(308	)(33)	3,739
Total operating costs and expenses	49,329	17,236	(9,577)		56,988
Operating income (loss)	(6,280)	(9,397)	9,492		(6,185)
Other income (expense):
Interest expense	(37)	-	-		(37)
Interest income	769	45	(313	)(34)	501
Other, net	(32)	-	-		(32)
Total other income (expense)	700	45	(313)		432
Income (loss) before income taxes	(5,580)	(9,352)	9,179		(5,753)
Income tax expense (benefit)	(1,570)	51	-		(1,519)
Net income (loss) before extraordinary item	(4,010)	$(9,403)	$9,179		(4,234)
Net income (loss) per share - basic	$(0.11)				$(0.12)
Weighted average number of common shares outstanding - basic	35,489,000				35,489,000

Net income (loss) per share - diluted	$(0.11)				$(0.12)
Weighted average number of common shares outstanding - diluted	35,489,000				35,489,000

Note 1.    Basis of Pro Forma Presentation

On April 28, 2010, we completed our acquisition of AMICAS, Inc. (AMICAS) through a tender offer for the outstanding shares of common stock of AMICAS at $6.05 per share in cash.  Following the tender offer, we purchased the remaining shares pursuant to a merger of a subsidiary of Merge with and into AMICAS.  Total transaction consideration was approximately $223,910 for the 37,009,990 outstanding shares.  In addition, shortly before the completion of the acquisition, AMICAS paid cash to holders of vested, in-the-money stock options for the difference between $6.05 per share and the exercise price of such options.  The holders of shares of restricted stock were paid $6.05 per share in cash.  The total consideration paid to option and restricted stock holders was approximately $22,906.

We financed the transaction with $200,000 of senior secured notes (Notes), cash already available at the two companies and proceeds of $41,750 from the issuance of preferred and common stock.  The Notes were issued at 97.266% of the principal amount (resulting in net proceeds received of $194,532), are due in 2015, bear interest at 11.75% of principal (payable on May 1st and November 1st of each year) and were offered in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  In connection with the Notes, we incurred issuance costs of $8,572 through June 30, 2010 and will incur additional issuance costs in the third quarter of 2010 related to the registration of the Notes.  These issuance costs are recorded as a long-term asset in our pro forma condensed consolidated balance sheet and will be amortized over the five-year life of the Notes on our pro forma condensed consolidated statement of operations.  The issuance costs and debt issuer discount will be amortized using the effective interest rate method over the term of the Notes and, as a result, the amounts recorded on a quarterly and annual basis will increase over the life of the Notes.  For purposes of these pro forma statements, we have estimated the amortization of these costs using the effective interest rate method.

We issued 41,750 shares of preferred stock and 7,515,000 shares of common stock for the $41,750 of proceeds received.  The proceeds were allocated to preferred and common stock based upon the relative fair value of each instrument as estimated by us with the assistance of independent valuation specialists.  As a result, we recorded net preferred stock of $26,850 and common stock of $14,900.  Upon issuance of the preferred and common stock, we recorded a deemed dividend of $14,900 for the difference between the relative fair value of the preferred stock and the redemption value of $41,750.  In connection with the preferred and common stock offering, we incurred issuance costs of $798 through June 30, 2010 and will incur additional costs in the third quarter of 2010 related to the registration of the common stock.  These issuance costs are recorded as a reduction of additional paid-in capital in our pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Merge, etrials, Confirma, AMICAS and Emageon after giving effect to the consummated acquisitions, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of AMICAS occurred on December 31, 2009.  The pro forma condensed consolidated balance sheet combines the historical balances of Merge and AMICAS and pro forma adjustments.  As of December 31, 2009, Merge had 100,000,000 shares of common stock authorized and 74,791,753 shares issued and outstanding.  Giving effect to the 7,515,000 shares of common stock issued in the transaction, Merge would have had estimated shares of common stock outstanding of 82,306,753 as of December 31, 2009.

The unaudited pro forma condensed consolidated statement of operations assumes that Merge’s acquisitions of etrials, Confirma and AMICAS (including AMICAS’s acquisition of Emageon) occurred on January 1, 2009.  The Merge pro forma condensed consolidated statements of operations combine the pro forma results of Merge and AMICAS for the year ended December 31, 2009 and pro forma adjustments.  The pro forma results of Merge prior to the transaction with AMICAS combine the pro forma results of Merge, etrials, and Confirma for the year ended December 31, 2009 and pro forma adjustments.  The pro forma results of AMICAS, Inc. prior to the transaction with Merge combine the pro forma results of AMICAS and Emageon for the year ended December 31, 2009 and pro forma adjustments.  These pro forma results exclude any extraordinary items that occurred during the year ended December 31, 2009.

The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisitions described above been consummated as of December 31, 2009 (for the pro forma balance sheet) or January 1, 2009 (for the pro forma statements of operations).

Note 2.     Purchase Price and Preliminary Purchase Price Allocation

The total purchase price for AMICAS was $223,910, which consisted of $6.05 per share in cash, without interest, for all 37,009,990 outstanding shares of AMICAS common stock.  Based on the significance of the acquisitions of etrials and Confirma during 2009 by Merge, the purchase price information and final allocations related to these acquisitions are also included in these Notes, as appropriate.

The total purchase price paid as consideration for all outstanding shares of etrials was $25,077 (as further detailed below), and includes the cash and stock consideration paid to etrials restricted stock award holders as well as option holders with vested in-the-money shares that elected to exercise such options with a “cashless” exercise prior to the acquisition date, and, therefore, received the merger consideration.

The total purchase price paid as consideration for all outstanding shares of Confirma was $16,225.  The total purchase consideration was originally estimated at $22,000.  The $5,775 difference is due to a reduction in escrow of approximately $2,100 to adjust for a deficit in the closing date cash balance, as defined in the merger agreement, and a decrease in the per share price of Merge’s stock at the closing date, which resulted in a reduction in consideration of approximately $3,675.

The components of the purchase price are set forth in the following table:

	etrials	Confirma	AMICAS
			(preliminary)
Cash consideration paid	$9,149	$-	$223,910
Share consideration based on issuance of 3,942,732 and 5,422,104 shares of Merge common stock at a price per share of $4.04 and $3.01, respectively	15,928	16,225	-
Preliminary purchase price	$25,077	$16,225	$223,910

The purchase price for AMICAS will be allocated to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as of the date the acquisition is completed.  The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.  Based upon a preliminary valuation, the preliminary purchase price for AMICAS would be allocated as set forth in the following table (etrials and Confirma information are based on final allocations):

	etrials	Confirma	AMICAS
			(preliminary)
Current assets	$9,434	$5,064	$53,979
Non-current assets	1,208	1,083	10,364
Intangible assets	7,620	6,700	64,900
Goodwill	12,030	13,245	124,688
Total assets acquired	30,292	26,092	253,931
Liabilities assumed	(5,215)	(9,867)	(30,021)
Net assets acquired	$25,077	$16,225	$223,910

The preliminary allocation of the purchase price of AMICAS is based upon management’s estimates.  These estimates and assumptions are subject to change upon final valuation.

Cash and other net tangible assets/liabilities:  Cash and other net tangible assets were recorded at their respective carrying amounts, less $22,906 in cash consideration paid to option and restricted stock holders prior to the transaction (as discussed in Note 1).  For the purpose of these unaudited pro forma condensed consolidated statements only, the carrying value of these assets/liabilities has been assumed to approximate their fair values and should be treated as preliminary values.

Deferred Revenues:  For the purpose of these pro forma condensed consolidated statements only, the carrying value of deferred revenue has been reduced by $16,783 based on our preliminary valuation consisting of an average of (i) our 2009 completed acquisitions and (ii) the acquisition of Emageon by AMICAS.

Goodwill:  For the purpose of the pro forma condensed consolidated balance sheet as of December 31, 2009, goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.  Goodwill includes amounts assignable to acquired workforce which are also intangible assets not subject to amortization.

Identifiable intangible assets subject to amortization:  Identifiable intangible assets acquired that are subject to amortization include purchased and developed software, backlog, customer relationships, trade names and non-compete agreements with certain employees.  Purchased and developed software is comprised of products that have reached technological feasibility.  Backlog represents contractual commitments assumed by us which have not been started or billed.  Customer relationships represent the value of underlying relationships and agreements with customers.  Trade names represent the fair value of marketing-related acquired assets.

The fair value of the AMICAS intangible assets is based on management’s preliminary valuation based on the work performed by independent valuation specialists, primarily through the use of discounted cash flow techniques.  The allocations to identified intangibles and goodwill for etrials, Confirma and AMICAS are set forth in the following table:

	etrials	Confirma	AMICAS
Allocations to identified intangibles and goodwill:			(preliminary)
Purchased and developed software	3,950	4,300	19,200
In-progress R&D	760	-	-
Backlog	-	-	8,200
Customer relationships	2,640	2,100	30,800
Trade names	270	300	3,600
Non-competes	-	-	3,100
Goodwill (including acquired workforce)	12,030	13,245	124,688
	$19,650	$19,945	$189,588

Estimated useful lives of intangible assets for the purposes of these pro forma statements are set forth in the following table:

	Years
Estimated useful lives of identified intangible assets:	etrials	Confirma	AMICAS
			(preliminary)
Purchased and developed software	7.0	5.3	8.0
In-progress R&D	5.0	-	-
Backlog	-	-	5.0
Customer relationships	10.0	9.5	10.0
Trade names	6.0	10.0	12.0
Non-competes	-	-	7.0
Goodwill	Indefinite	Indefinite	Indefinite

The AMICAS intangible assets subject to amortization are being amortized on a straight line basis, which approximates Merge’s historical treatment for the majority of such assets.

The intangible assets which resulted from AMICAS’ purchase of Emageon are set forth in the following table:

	Amount	Estimated Life
Customer relationships	$4,100	9.0
Acquired technology	5,000	7.0
Trade names	400	8.0
Non-competes	500	9.0
Goodwill	684	Indefinite

The pro forma results of operations and financial position include adjustments to eliminate the effects of these intangible assets and the associated amortization.

Deferred Tax Balances:  As of December 31, 2009 AMICAS had deferred tax assets that were subject to a full valuation allowance, including deferred tax assets relating to domestic federal net operating loss (NOL) carryforwards of approximately $104 million.  Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOLs in the event of an “ownership change” of the corporation.  Merge has currently not assessed its ability to utilize these tax attributes prior to their expiration.  For the purposes of these pro forma statements, we have assumed that any deferred tax liability arising from the acquisition of identifiable intangible assets will be fully offset by deferred tax assets.

Pre-acquisition contingencies:  Merge has currently not identified any material AMICAS pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated.  If information becomes available prior to the end of the purchase price measurement period, which would indicate that a liability which existed at the acquisition date is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation and result in additional goodwill.

Note 3.                      Reclassifications and Pro Forma Adjustments

The following reclassifications have been reflected in the unaudited pro forma condensed consolidated financial statements:

(1)
Certain assets and liabilities in the unaudited pro forma condensed consolidated balance sheet of AMICAS as of December 31, 2009 and certain revenues and expenses in the unaudited pro forma condensed consolidated statements of operations for Emageon for the three months ended March 31, 2009 and for AMICAS for the year ended December 31, 2009 have been reclassified to conform to the historical presentation of such statements by Merge.

(2)
Certain revenues and expenses in the unaudited pro forma condensed consolidated statements of operations for etrials for the period January 1, 2009 to July 19, 2009, and Confirma for the period January 1, 2009 to August 31, 2009 have been reclassified to conform to the historical presentation of such statements by Merge.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:

(3)
To record the total cash consideration paid by Merge for the acquisition of AMICAS, the payment of non-recurring transaction costs not incurred as of December 31, 2009 and payments made by AMICAS prior to the completion of the acquisition to option and restricted stock holders, as set forth in the following table:

Break-up fee owed to a former potential acquiror of AMICAS	$(8,600)
Estimated remaining non-recurring acquisition-related expenses	(7,937)
Debt issuance costs	(8,572)
Transaction bonuses due to certain AMICAS employees	(3,726)
Payments by AMICAS to option and restricted stock holders	(22,906)
Cash received from debt and stock offerings, net of consideration paid	11,574
Proceeds from sales of marketable securities	24,000
$(16,167)

(4)	To record the sale of marketable securities of AMICAS to maintain positive cash balance.

(5)	To record the elimination of prepaid software licenses resulting from inter-company transactions between Merge and AMICAS.

(6)	To record the preliminary valuation of purchased and developed software and eliminate AMICAS costs as set forth in the following table:

Purchased and developed software	$19,200
Elimination of historical capitalized software development costs	(7,985)
$11,215

(7)	To record the preliminary valuation of customer relationships and other intangibles and eliminate AMICAS costs as set forth in the following table:

Customer relationships	$30,800
Trade names	3,600
Non-competes	3,100
Backlog	8,200
Elimination of historical customer relationships and other intangibles	(5,708)
$39,992

(8)	To record the preliminary valuation of goodwill and eliminate AMICAS costs as set forth in the following table:

Goodwill	$124,688
Elimination of historical goodwill	(1,213)
$123,475

(9)	To record debt issuance costs that will be amortized over the 5-year life of the debt.

(10)	To record the estimated fair value adjustment to the acquired deferred revenue balance of AMICAS.

(11)	To record the value of Notes issued at 97.266% of par value as part of the acquisition.

(12)
To record the preliminary allocation between preferred stock and common stock, based on management estimates using the assistance of valuation experts.  The estimated fair values of both the preferred and common stock assume a 20.5% discount for a one-year lockup  The preferred stock amount of $41,750 included on the pro forma balance sheet includes a deemed dividend of $14,900.  The estimated allocation between common stock and preferred stock is set forth in the following table:

Estimated allocation of proceeds to common stock	$14,900
Estimated allocation of proceeds to preferred stock	26,850
Estimated proceeds from issuance of stock, net of related costs	$41,750

(13)	To record the Merge common stock issued as part of the acquisition, and to eliminate the common stock of AMICAS as set forth in the following table:

Record the issuance of 7,515,000 shares of common stock	$75
To eliminate the common stock of AMICAS	(52)
$23

(14)
To record the additional paid-in capital (APIC) related to the Merge common stock issued (based on the estimated fair value in note (12)), to record the deemed dividend related to the preferred stock issuance and to eliminate the APIC of AMICAS as set forth in the following table:

Record APIC related to issuance of 7,515,000 shares, net of costs	$14,825
Record deemed dividend resulting from preferred stock issuance	(14,900)
Record stock issuance costs	(798)
Elimination of historical AMICAS APIC	(235,340)
$(236,213)

(15)	To record the elimination of the treasury stock of AMICAS.

(16)	To record the elimination of the accumulated deficit of AMICAS and to record the estimated non-recurring acquisition-related transaction costs as set forth in the following table:

To eliminate the accumulated deficit	$132,559
Break-up fee owed to a former potential acquiror of AMICAS	(8,600)
Estimated remaining non-recurring acquisition-related expenses	(7,937)
Transaction bonuses due to certain AMICAS employees	(3,726)
$112,296

(17)	To record the elimination of the accumulated other comprehensive income of AMICAS.

The following adjustments have been reflected in the Merge unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009:

(18)	To record the elimination of inter-company sales from Merge to AMICAS as well as the associated cost of sales recorded by AMICAS.

(19)
To record amortization related to the preliminary allocation of acquired technology and backlog recognized from the acquisition AMICAS and eliminate the historical amortization of purchased and developed technology as set forth in the following table:

To eliminate the historical purchased and developed technology	$(2,921)
Amortization of acquired technology and backlog	4,040
$1,119

(20)	To record the elimination of non-recurring acquisition-related expenses.

(21)
To record amortization related to the customer relationships, trade names and non-compete agreements recognized from the acquisition of AMICAS and eliminate the historical amortization, as applicable, as set forth in the following table:

To eliminate the historical amortization of customer intangibles,
trade names and non-competes	$(548)
Amortization of acquired customer intangible, trade names
and non-competes	3,823
$3,275

(22)	To record estimated interest expense, including amortization of note discount and debt issuance costs, as if the debt were outstanding for the entire year, as set forth in the following table:

Interest expense at 11.75%	$(23,500)
Amortization of debt discount	(1,094)
Amortization of debt issuance costs	(1,714)
$(26,308)

(23)	To record foregone interest income earned on available cash and marketable securities used for the AMICAS acquisition.

(24)	To illustrate the effect on earnings per share of the preferred stock cumulative dividends at 15%.

(25)	To record the issuance of Merge common stock in connection with the acquisition, which assumes such shares are outstanding during the entire year.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations which displays the pro forma results of Merge, etrials and Confirma for the year ended December 31, 2009:

(26)	To record amortization relating to the purchased and developed software recognized at the time of the acquisitions and to eliminate the historical amortization, as set forth in the following table:

	etrials	Confirma	Total
To eliminate the historical purchased and developed technology	$(142)	$-	$(142)
Amortization of acquired technology intangibles	468	542	1,010
	$326	$542	$868

(27)	To record the elimination of non-recurring acquisition-related expenses.

(28)	To record amortization related to the customer relationships and trade names recognized from the acquisitions of etrials and Confirma, as set forth in the following table:

	etrials	Confirma	Total
Amortization of customer relationships and trade names	180	143	323
	$180	$143	$323

(29)	To record the elimination of interest expense as a result of the repayment of the borrowings of etrials and Confirma.

(30)
To record the issuance of Merge common stock in connection with the acquisitions of etrials and Confirma, which assumes such shares are outstanding during the entire year, as set forth in the following table:

Common stock issued in acqusition of etrials	3,942,732
Common stock issued in acqusition of Confirma	5,422,117
Weighted-average shares issued in etrials and Confirma acqusitions already considered in the Merge weighted-average share amount	(3,568,998)
5,795,851

(31)
To record the issuance of Merge common stock in connection with the acquisitions of etrials and Confirma, which assumes such shares are outstanding during the entire year, as set forth above, reduced by common stock equivalent shares which would be anti-dilutive.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations which displays the pro forma results of AMICAS and Emageon for the year ended December 31, 2009:

(32)	To record amortization related to the purchased and developed software recognized from the acquisition Emageon and eliminate the historical amortization of developed software.

(33)	To record the elimination of non-recurring acquisition-related expenses.

(34)
To record amortization related to the customer relationships, trade names and non-competes recognized from the acquisition of Emageon, as well as the reduction in depreciation related to the adjustment of property and equipment to fair value.

(35)	To record foregone interest income earned on available cash and marketable securities of $39.0 million used in the all cash acquisition of Emageon.